Exhibit 99.3
VIASAT, INC.
EXECUTIVE RESTRICTED STOCK UNIT AWARD AGREEMENT
THE THIRD AMENDED AND RESTATED 1996 EQUITY PARTICIPATION PLAN

Grant: shares of Restricted Stock Units	Name:

Grant Date:

Initial Vesting Date:	Signature:

1. Grant. Effective on the Grant Date, you have been granted the number of shares indicated above of Restricted Stock Units (the “RSU”), providing you the entitlement to receive Common Stock of ViaSat, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of this Agreement and the provisions of the Third Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc. (the “Plan”). Restricted Stock Units are defined as “Deferred Stock” in the Plan.
2. Forfeiture Upon Termination. Until vested, the RSU shall be subject to forfeiture in the event of the termination of your employment or service with the Company and all of its Subsidiaries for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Employment”).
3. Transferability. Until vested and issued upon settlement, the RSU or any right or interest therein is not transferable except by will or the laws of descent and distribution. Until Common Stock is issued upon settlement of the RSU, you will not be deemed for any purpose to be, or have rights as, a Company shareholder by virtue of this award. You are not entitled to vote any shares of Common Stock by virtue of this award.
4. Vesting.
     (a) The RSU will vest and no longer be subject to the restrictions of and forfeiture under this Agreement in one-fourth (1/4th or 25%) increments. The first one-fourth will vest on the Initial Vesting Date and the remaining three-fourths will vest on the first, second, and third anniversaries of the Initial Vesting Date.
     (b) Notwithstanding the foregoing, the RSU shall be fully vested upon your Termination of Employment by reason of death or permanent disability. “Permanent disability” means that you are unable to perform your duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least 12 months, as reasonably determined by the Compensation and Human Resources Committee of the Board (the “Committee”) in their discretion.
5. Payment. Except as provided in paragraph 6, upon vesting of the RSU, you will be issued shares of Common Stock equal to the number of shares vested, in settlement of the RSU (subject to the withholding requirements described in paragraph 7 below, as applicable).

6. Deferral Election
     (a) Initial Election.
          (i) If you make a valid initial deferral election, then you can elect to defer the timing of receipt of the Common Stock otherwise deliverable under paragraph 5 to a later date. You may make a separate initial deferral election with respect to each one-fourth portion of your RSU award. The initial deferral election must be made within 30 days of the Grant Date.
          (ii) If you are a “specified employee” (as determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i)) on the date of your “separation from service” (as defined in Section 1.409A-1(h) of the Treasury Regulations), the delivery of any of your Common Stock to be delivered upon such “separation from service” shall be delayed to the extent necessary to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, and such payment shall be paid or distributed to you on the earlier of (a) the expiration of the six-month period measured from the date of your “separation from service” or (b) the date of your death.
     (b) Subsequent Deferral Election. Under certain circumstances, you may make one additional deferral election with respect to receipt of the Common Stock otherwise deliverable. That second deferral election:
          (i) must be made at least 12 months prior to the scheduled delivery date;
          (ii) will not be effective for at least 12 months after you make it; and
          (iii) must postpone delivery for at least five years but no more than 10 years from the scheduled delivery date.
     Notwithstanding any deferral election you make, all Common Stock will be delivered in satisfaction of the RSU upon a Change in Control (so long as such Change in Control also constitutes a change in the ownership or effective control of the corporation, or a change in the ownership of a substantial portion of the assets of the corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the Section 1.409A-3(i)(5) of the Treasury Regulations) or within 30 days after your death.
     Such deferral elections must comply with the requirements of Code Section 409A and the Treasury Regulations or other guidance issued thereunder as well as any Plan rules on deferrals.
     (c) Unforeseeable Emergencies. Notwithstanding your existing elections, in the event you have an “unforeseeable emergency” resulting in severe financial hardship to you, you may elect to receive an earlier delivery of your vested shares in accordance with the applicable rules. Any such distribution shall occur within 30 days following the Committee’s determination that an “unforeseeable emergency” exists.
     An “unforeseeable emergency” means your severe financial hardship resulting from (i) an illness of yours, your spouse or your dependent, (ii) loss of your property due to casualty or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond your control. The determination of whether you have an unforeseeable emergency is made by the Committee, in its sole discretion.
     To apply for such a distribution, you must file a request indicating the nature of the unforeseeable emergency, the amount of your financial hardship as well as whether or not the hardship may be relieved through insurance or through the disposition of other assets.
     If the Committee determines that you qualify, then the shares to be delivered to you cannot have a value in excess of the amount necessary to satisfy your hardship, plus an amount necessary to pay taxes reasonably anticipated as a result of such distribution. This must be approved by the Committee, in its sole discretion, after taking into account the extent to which you could satisfy the hardship through reimbursement or compensation by insurance or otherwise or by liquidation of such of your assets as would not itself cause severe financial hardship and as otherwise required by law.
7. Withholding. The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable Federal, state, local and foreign taxes (including any FICA obligation) required by law to be withheld with respect to any taxable event arising from the receipt of the shares of Common Stock upon settlement of the RSU. At any time not less than five business days before any such tax withholding obligation arises, you may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold cash payable or shares otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation, or (ii) paying the amount of the tax withholding obligation directly to the Company in cash. Unless you choose to satisfy your tax withholding obligation in accordance with subsection (ii) above, your tax withholding obligation will be automatically satisfied in accordance with subsection (i) above. The Committee or the Board will have the right to disapprove an election to pay your tax withholding obligation under subsection (ii) in its sole discretion. In the event your tax withholding obligation will be satisfied under subsection (i) above, then the Company, upon approval of the Committee or the Board, may elect (in lieu of withholding shares) to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of shares from those shares of the RSU issuable to you as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy your tax withholding obligation. Your acceptance of this RSU award constitutes your instruction and authorization to the Company and such brokerage firm to complete the transactions described in the previous sentence, as applicable. Such shares will be sold on the day the tax withholding obligation arises (i.e., a date Common Stock is delivered) or as soon thereafter as practicable. The shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. You will be responsible for all broker’s fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your tax withholding obligation, the Company agrees to pay such excess in cash to you as soon as practicable. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your tax withholding obligation. The Company may refuse to issue any Common Stock in settlement of your RSU award to you until your tax withholding obligations are satisfied. To the maximum extent permitted by law, the Company has the right to retain without notice from shares issuable under the RSU award or from salary payable to you, shares or cash having a value sufficient to satisfy your tax withholding obligation.
8. No Effect on Employment. Nothing in the Plan or this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate your employment or services at any time, nor confer upon you the right to continue in the employ or service of the Company or any Subsidiary.
9. Plan Governs. This RSU Award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of RSU under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of RSU or benefits in lieu of RSU in the future. Future awards of RSU, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.
10. Amendment. The Committee may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Committee in its discretion to comply with the requirements of Section 409A of the Code and the Treasury Regulations or other guidance issued thereunder. You expressly understand and agree that no additional consent from you shall be required in connection with such amendment, termination or revocation.
11. Section 409A of the Code. To the extent applicable, this Agreement and the RSUs shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
VIASAT, INC.

By:

Its:

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